EXHIBIT 10.7

DOE F 4600.1 (7-81)
                           U.S. DEPARTMENT OF ENERGY
                      NOTICE OF FINANCIAL ASSISTANCE AWARE
Under the authority of Public Law  95-91- and 95-224, as amended by 97-258 and subject to legislation, regulations and policies applicable to (city legislative Program Title):
================================================================================

1.  PROJECT TITLE
Field test Program to Develop Comprehensive Design, Operating, and Cost Date for Mercury Control Systems
--------------------------------------------------------------------------------
2.  INSTRUMENT TYPE
        [ ] GRANT                               [X]  COOPERATIVE AGREEMENT
--------------------------------------------------------------------------------
3.  RECIPIENT (Name, address, zip code, area code, telephone no.)
        ADA Environmental Solutions, LLC
        8100 SouthPark Way, B-2
        Littleton, CO 80120
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4.  INSTRUMENT NO.
        DE-FC26-00NT41004
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5.  AMENDMENT NO.
        A000
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6.  BUDGET PERIOD
        From:  10/01/00 To: 09/30/03
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7.  PROJECT PERIOD
        From 10/01/00  To:  09/30/03
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8.  RECIPIENT PROJECT DIRECTOR (Name and Telephone No.)
        e-mail:  miked@adaes.com
        Michael D. Durham (303) 734-1727
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9.  RECIPIENT BUSINESS OFFICER (Name and Telephone No.)
        e-mail:  richards@adaes.com
        Richard Schlager (303) 734-1727
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10.  TYPE OF AWARD
        [X]  NEW                 [ ] CONTINUATION           [ ]  RENEWAL
        [ ]  REVISION            [ ] SUPPLEMENT
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11.  DOE PROJECT OFFICER (Name, Address, Zip Code, Phone No.)
        Scott Renninger (304-285-4790
        U.S. Department of Energy
        National Energy Technology Laboratory
        P.O. Box 880
        Morgantown, WV 26507-0880
--------------------------------------------------------------------------------
12.  ADMINISTERED BY (Name, Address, Zip Code, Phone No.)
        Martin J. Byrnes (412) 386-4486
        U.S. Department of Energy
        National Energy Technology Laboratory
        P.O. Box 10940, MS 921-112
        Phittsburgh, PA 15235-0940
--------------------------------------------------------------------------------
13.  RECIPIENT TYPE
        [ ] STATE GOV'T              [ ] INDIAN TRIBAL GOV'T     [ ] HOSPITAL
        [X] FOR PROFIT ORGANIZATION  [ ] INDIVIDUAL              [ ] LOCAL GOV'T
        [ ] INSTITUTION OF HIGHER    [ ] OTHER NONPROFIT         [ ] OTHER
             EDUCATION                   ORGANIZATION                (Specify)
                                [ ]  C         [ ]  P       [ ]  SP
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

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14.  ACCOUNTING AND APPROPRIATIONS DATA                     26-00NT41005.000
--------------------------------------------------------------------------------
  a. Appropriation Symbol   b.  B&R No.    c.  FT/AFP/OC       d.  DFA Number
  -----------------------   -----------    -------------       --------------
    89x0213.91              AA2025200      FT0391/JF/255           05276029
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15.  EMPLOYER I.D. NO./SSN                                  84-134-1182
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16.  BUDGET AND FUNDING INFORMATION
          a.  CURRENT BUDGET PERIOD (BP) INFORMATION
        (1)  DOE Funds Obligated this Action:                   $   300,000.00
        (2)  DOE Funds Authorized for Carryover:                $       -0-
        (3)  DOE Funds Previously Obligated this BP:            $       -0-
        (4)  DOE Share of Total Approved Budget:                $ 4,542,563.00
        (5)  Recipient Share of Total Approved Budget:          $ 2,237,383.00
        (6)  Total Approved Budget:                             $ 6,779,946.00
          b   CUMULATIVE DOE OBLIGATIONS
        (1)  This Budget Period                                 $    300,000.00
                (Total Lines a.(1) and a.(3))
        (2)  Prior Budget Periods                               $       -0-
        (3)  Project Period to Date                             $    300,000.00
                (Total Lines b.(1) and b(2))
--------------------------------------------------------------------------------
17. TOTAL ESTIMATED COST OF PROJECT: $6,779,946 (DOE share is $4,542,563) (This is the current estimated cost of the project, it is not a promise to award nor authorization to expend funds in this amount)
--------------------------------------------------------------------------------
18. AWARD/AGREEMENT TERMS AND CONDITIONS: This award/agreement consists of this form plus the following:
        a.   Special Terms and Conditions
        b.   Applicable program regulations (Specify)____________(Date)_________
        c.   DOE Assistance Regulations, 10 DFR Part-600, as amended
        d.   Application/Proposal dated April 26, 2000,
                [ ] as submitted  [X] with changes as negotiated
--------------------------------------------------------------------------------
19. REMARKS This award consists of Section I (face page), Section II (Special Terms and Conditions), Section III (Intellectual Property, and Section IV (List of Attachments). CFDA: 81.089
--------------------------------------------------------------------------------
20.  EVIDENCE OF ACCEPTANCE
        /s/  Richard J. Schlager                10/5/00
        -----------------------------------------------
        (Signature of Authorized Official)
     Name:  Richard J. Schlager
     Title:  Vice President, Contract R & D
--------------------------------------------------------------------------------
21.  AWARDED BY
        /s/  William R. Mundorf                 9/28/00
        -----------------------------------------------
     Name:  William R. Mundorf
     Title:  Contracting Officer
================================================================================

                   SECTION II -- SPECIAL TERMS AND CONDITIONS
                   ------------------------------------------

2.1 PREVAILING REGULATIONS (NOV 1998)
-------------------------------------

As 'indicated on the face page, Block 18c, this Award is subject to the DOE Assistance Regulations of Title 1O, Code of Federal Regulations, Part 600. This set of regulations may be found in most major libraries or on the World Wide Web at:

                       http://www.pr.doe.gov/fahome.htmi

2.2 ORDER OF PRECEDENCE (DEC 1999)
----------------------------------

In the event of any inconsistency among the provisions of this agreement, the inconsistency shall be resolved by giving precedence as follows: (a) Applicable Public Laws; (b) the special terms and conditions or schedule of articles; (c) 10 CFR Part 600; and (d) other documents, exhibits and attachments.

2.3 SUBSTANTIAL INVOLVEMENT BETWEEN DOE AND THE RECIPIENT (JAN 1999)
--------------------------------------------------------------------

There will be substantial involvement between the DOE and the Recipient during performance of this Cooperative Agreement. The DOE will participate in review and approval during the project period of one stage before work can begin on a subsequent stage, thereby sharing the responsibility for the direction of the project. In addition, the DOE will share responsibility for the management of the project as further described in this section. The substantial involvement anticipated between DOE and the Participant consists of (1) involvement in the technical and business management aspects of the project, (2) substantial involvement and contribution to the technical aspects of the work necessary for its accomplishment, and (3) review and approval during the project period of one stage before work can begin on a subsequent stage(ie, DOE will participate in establishing and approving a work plan, which will be used to identify essential and significant milestones necessary of completion of the project. This plan will be used to determine whether or not to proceed with subsequent tasks in the statement of project objectives).

a. Recipient Role
   --------------

          The Recipient shall be responsible for all aspects of project performance as set forth in the Application dated 4-26-00 as revised. All services, personnel, facilities, equipment, materials, and supplies shall be furnished by the Recipient, unless otherwise specified under this Cooperative Agreement.

          The Recipient shall designate a Project Manager who shall serve as its authorized representative for the technical and administrative elements of all work to be performed under this Cooperative Agreement. The Project Manager shall be the single authorized point of contact for all communications between the Recipient and the DOE.

b. DOE Role
   --------

          DOE shall monitor the Recipient's progress in performing the project and shall have a substantial role in project decision making.

          The DOE Contracting Officer is the only Government Representative authorized to accept the reports and other deliverables the Recipient is required to provide under this Cooperative Agreement. The review and comment of such reports and other deliverables may be delegated to the Contracting Officer's authorized representative (COR).

          The DOE Contracting Officer shall designate a COR who shall have the authority to issue written technical advice which suggests redirecting the project work (e.g., by changing the emphasis among different tasks), or pursuing specific lines of inquiry likely to assist in accomplishing the Statement of Work. The COR shall have the authority to comment on those technical reports, plans, and other technical information the Recipient is required to submit to DOE for review and comment. The COR is not authorized to issue, and the Recipient is not required to follow, any technical advice which constitutes work which is not within the scope of the Statement of Work; which in any manner causes an increase or decrease in the total estimated cost or in the time required for performance of the project; which has the effect of changing any of the terms or conditions of the Cooperative Agreement; or which interferes with the Recipient's right to perform the project in accordance with the terms and conditions of this Cooperative Agreement.

c. No Government Obligation to Third Paties
   ----------------------------------------

          In connection with the performance of the project, the Government shall have no obligation or responsibility to any contractor, subcontractor or other person who is not a party to this Cooperative Agreement. The foregoing limitation shall apply notwithstanding the Contracting Officer's prior approval or consent of any contract awarded by the Recipient. The Recipient shall be responsible, without recourse to DOE, except for amounts DOE is otherwise obligated to pay pursuant to the provisions of this Cooperative Agreement for the resolution and satisfaction of all pre-award protests, contract administration issues, and contract disputes arising out of acquisitions related to the Project.

2.4 COST SHARING (May 2000)
---------------------------

The total estimated cost of the project for the work to be accomplished under this award is $6,779,946.00. The Recipient and the Government agree to share the allowable project costs under this award as follows:

DOE:                      $4,542,563           66.6%
Recipient:                $2,237,383           33.3%
Total:                    $6,779,946          100.0%


In the event allowable project costs exceed $6,779,946.00, such costs shall be borne solely by the recipient.

2.5 METHOD OF PAYMENT (APR. 2000)
---------------------------------

The method of payment to the Recipient shall be accomplished by the method checked below:

[X]    Advance in accordance with 10 CFR 600. 122(b)
[ ]    Reimbursement in accordance with 10 CFR 600. 122(e)
[ ]    Other in accordance with 10 CFR 600.122

The Recipient shall request advances or reimbursements using the Standard Form SF 270, Request for Advance or Reimbursement, and shall complete Blocks 1-11 and
13. Electronic versions of the SF 270 can be found on the NETL website at: http://www.netl.doe.gov/business/forms/forms.html

Note 1: If the block designating payment by Advance is used, the Recipient is allowed advances not to exceed the funding required to cover expenditures for any succeeding one month time period. Such requests for monthly advances shall be prepared using the Standard Form SF 270 in an original and two (2) copies.

The original is to be submitted to:

      U. S. Department of Energy Oak
      Ridge Financial Services
      P. O. Box 4787
      Oak Ridge, TN 37831

The two copies are to be submitted to:

      U. S. Department of Energy
      National Energy Technology Laboratory
      Commercial Payments Center
      P. O. Box 10940, MS 921-143 Pittsburgh, PA
      15236-0940

Note 2: If the block designating payment by Reimbursement is used, the Recipient shall submit the request for payment for costs incurred using the Standard Form SF 270 in an original and two (2) copies as indicated in Note 1 above. This request shall not be submitted more frequently than monthly.

Status of Payments
------------------

The Oak Ridge Financial Service Center (ORFSC) has a system via Internet, in which Recipients can request information about payments by invoice, by award number, and/or by paid date. The system is called Vendor Inquiry Payment Electronic Reporting System (VIPERS) and is available to Recipients at the following website: http://finweb.oro.doe/vioers.htm. Recipients must have a federal tax identification number (TIN) and then obtain a personal identification number (PIN) to access the system.

2.6 NOTICE OF INVOICE PROCESSING BY SUPPORT CONTRACTOR (DEC 1999}
-----------------------------------------------------------------

A support service contractor performs the function of processing of all invoices submitted to the National Energy Technology Laboratory, against its awards. Therefore, this contractor has access to your business confidential cost/rate information. A special provision in this contractor's award requires the confidential treatment by all contractor employees of any and all business confidential information of other contractors and financial assistance recipients to which they have access.

2.7 ACKNOWLEDGMENT OF FEDERAL FUNDING (NOV 1998)
------------------------------------------------

When issuing statements, press releases, requests for proposals, bid solicitations, and other documents describing this project, the Recipient shall clearly state (1) the percentage of the total cost of the project which will be financed with Federal money, and (2) the dollar amount of Federal funds for the project.

2.8 REAL PROPERTY - NONE (JAN 1999)
-----------------------------------

No real property may be acquired under this award.

2.9 RECIPIENT ACQUIRED PRQPERTY (MAY 1999)
------------------------------------------

Reference Attachment 0 for a listing of property authorized for acquisition under this award. Property acquired by the Recipient under this award shall be managed in accordance with 10 CFR 600.130 to 10 CFR 600.137. and reported as prescribed in Attachment 8, Federal Assistance Reporting Checklist.

2.10 KEY PERSONNEL (NOV 1998)
-----------------------------

Recipient personnel considered to be essential and key to the work being performed hereunder are specified below.

      NAME                          TITLE                     TELEPHONE
      ----                          -----                     ---------
   Michael Durham           Principal Investigator           303-734-1727

The personnel specified in this clause are considered to be essential to the project. Before diverting any key personnel to work outside the scope of this award, the Recipient shall notify the Contracting Officer reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the project. No key personnel may be substituted without the Contracting Officer's approval. Such approval shall be obtained in advance of the substitution, except that the Contracting Officer may ratify a substitution which, because of exigent circumstances, was made before the Recipient could request and/or obtain the Contracting Officer's approval.

2.11 PAPERWORK REDUCTION (NOV 1998)
-----------------------------------

The award is subject to the requirements of the Paperwork Reduction Act of 1980 as implemented by the Office of Management and Budget rules, "Controlling Paperwork Burdens on the Public," published at 5 CFR 1320. These requirements apply if the Recipient will collect information from ten (10) or more respondents at the specific request of DOE, or if the award requires specific DOE approval of the information collection or the collection procedures.

The Recipient shall submit any proposed sponsored information collection to the person identified on the DOE F 4600.1 (Award Face Page, Block 12). The proposal shall be submitted at least 120 days prior to the intended date of information collection. DOE will seek the requisite approval from the Office of Management and Budget (OMB) and will promptly notify the Recipient of the disposition of the request.

2.12 PUBLIC ACCESS TO INFORMATION (APR 2000)
--------------------------------------------

The Freedom of Information Act, as amended, and the DOE implementing regulations (10 CFR 1004) requ ire DOE to release certain documents and records regarding awards to any person who provides a written request. The intended use of the information will not be a criterion for release.

2.13 NATIONAL SECURITY (NOV. 1998)
----------------------------------

It is not expected that activities under the award will generate or otherwise involve classified information (i.e. Restricted Data, Formerly Restricted Data, National Security Information). However, if in the opinion of the Recipient or DOE such involvement becomes expected prior to the closeout of the award, the Recipient or DOE shall notify the other in writing immediately. If the Recipient believes any information developed or acquired may be classifiable, the Recipient shall not provide the potentially classifiable information to anyone, including the DOE officials with whom the Recipient normally communicates, except the Director of Classification, and shall protect such information as if it were classified until notified by DOE that a determination has been made that it does not require such handling. Correspondence which includes the specific information in question shall be sent by registered mail to U. S. Department of Energy, Attn.: Executive Assistant for Defense Programs, DP-4, 4A-019/FORS, 1000 Independence Avenue, Washington, D.C. 20585. If the information is determined to be classified, the Recipient may wish to discontinue the project, in which case the Recipient and DOE shall terminate the award by mutual agreement. If the award is to be terminated, all materials deemed by DOE to be classified shall be forwarded to DOE, In a manner specified by DOE, for proper disposition. If the Recipient and DOE wish to continue the award, even though classified information is involved, the Recipient shall be required to obtain both personnel and facility security clearances through the Office of Safeguards and Security for Headquarters awarded awards obtained through DOE field organizations. Costs associated with handling and protecting any such classified information shall be negotiated at the time the determination to proceed is made.

2.14 NOTICE REGARDING THE PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS--
----------------------------------------------------------------------------

SENSE OF CONGRESS (DEC 1999)
----------------------------

It is the sense of the Congress, that to the greatest extent practicable, all equipment and products purchased with funds made available under this award should be American-made.

2.15 LOBBYING RESTRICTION (DEPARTMENT OF INTERIOR AND RELATED AGENCIES APPROPRIATIONS ACT. 2000) (DEC 1999)
--------------------------------------------------------------------------------

The awardee agrees that none of the funds obligated on this award shall be made available for any activity or the publication or distribution of literature that in any way tends to promote public support or opposition to any legislative proposal on which Congressional action is not complete. This restriction is in addition to those prescribed elsewhere in statute and regulation.

A copy of the DOE "Lobbying Brochure" which provides a summary of the statutory and regulatory restrictions regarding lobbying activities for Federal contractors can be found at (http://www.pr.doe.gov/lobbying.html).

2.16 NOTICE REGARDING UNALLOWABLE COSTS AND LOBBYING ACTIVITES (NOV 1998)
-------------------------------------------------------------------------

Recipients of financial assistance are cautioned to carefully review the allowable cost and other provisions applicable to expenditures under their particular award instruments. If financial assistance funds are spent for purposes or in amounts inconsistent with the allowable cost or any other provisions governing expenditures in an award instrument, the government may pursue a number of remedies against the Recipient, including in appropriate circumstances, recovery of such funds, termination of the award, suspension or debarment of the Recipient from future awards, and criminal prosecution for false statements.

Particular care should be taken by the Recipient to comply with the provisions prohibiting the expenditure of funds for lobbying and related activities. Financial assistance awards may be used to describe and promote the understanding of scientific and technical aspects of specific energy technologies, but not to encourage or support political activities such as the collection and dissemination of information related to potential, planned or pending legislation.

2.17 YEAR 2000 COMPLIANCE (NOV 1998)
------------------------------------

Year 2000 compliant means, with respect to information technology, the information technology accurately processes date/time data (including, but not limited to, calculating, comparing, arid sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it.

The Recipient assures, by acceptance of this award, that items delivered under this contract are year 2000 compliant.

2.18 REPORTING (NOV 1998)
-------------------------

Failure to comply with the reporting requirements contained in this award will be considered a material noncompliance with the terms of the award. Noncompliance may result in a withholding of future payments, suspension or termination of the current award, and withholding of future awards. A willful failure to perform, or of unsatisfactory performance of this and/or other financial assistance awards, may also result in a debarment action to preclude future awards by Federal agencies.

2.19 RESEARCH INVOLVING RECOMBINANT DNA MOLECULES (NOV 1998)
------------------------------------------------------------

Any Recipient performing research involving recombinant DNA molecules and/or organisms and viruses containing recombinant DNA molecules agrees by acceptance of this award to comply with the National Institute of Health "Guidelines for

Research Involving Recombinant DNA Molecules," (59 FR 34496, July 5, 1994 as amended by 59 FR 40170, 60 FR 20726, 61 FR 1482, 61 FR 10004, 62 FR 53335, 62 FR
56196, 62 FR 59032 and 63 FR 8052, "subject to change - call 301-496-9838 to obtain reference to a current version.")

2.20 SAFETY & HEALTH AND ENVIRONMENTAL PROTECTION (JAN 1999)
------------------------------------------------------------

The Recipient shall implement the DOE work in accordance with all applicable Federal, State, and local laws, including codes, ordinances, and regulations, covering safety, health, and environmental protection. The Recipient agrees to include this clause in first-tier subcontracts and agrees to enforce the terms of this clause.

2.21 PERMITS AND LICENSES (AUG 1999)
------------------------------------

Within sixty (60) days of award, the Recipient shall submit to the DOE Contracting Officer Representative (COR) a list of ES&H approvals that, in the Recipient's opinion, shall be required to complete the work under this award. The list shall include the topic of the approval being sought, the approving authority, and the expected submittal/approval schedule. The COR shall be notified as specific items are added or removed from the list and processed through their approval cycles. The Recipient agrees to include this clause in first-tier subcontracts and agrees to enforce the terms of this clause.

2.22 FUNDING (AUG 2000)
-----------------------

This award is to be incrementally funded. The DOE has currently obligated $300,000 and anticipates, subject to the availability of funds, obligating the balance of DOE funds. The recipient shall not be obligated to continue performance of this project beyond the amount set forth in Block 16(b)(3) of the DOE form 4600.1.

                 SECTION III -- INTELLECTUAL PROPERTY PROVISIONS
                 -----------------------------------------------

3.1 INTELLECTUAL PROPERTY PROVISIONS (JAN 1999)
-----------------------------------------------

The patent and technical data clauses included in this section apply to this award. As used in these applicable clauses, the term "Patent Counsel" refers to the following point of contact: Intellectual Property Law Division U.S. Department of Energy Chicago Operations Office 9800 South Cass Avenue Argonne, IL 60439 In any of the FAR and DEAR clauses contained in this section, use of the term "Contracf' means "Award" and "Contractor" means "Recipient." The Recipient shall include intellectual property clauses in any contract awarded in accordance with requirements of the clauses in this section and of 10 CFR Part 600.27.

3.2 PUBLICATION OF RESULTS/ACKNOWLEDGMENT STATEMENT (JAN 1999)
--------------------------------------------------------------


Publication of the results of the award is encouraged subject to any applicable restrictions in 10 CFR 600.27 (Patent and Data Provisions). Publications, as well as reports prepared under this award shar.r contain the following acknowledgment statement:

          "This (describe material) was prepared with the support of the U.S. Department of Energy, under Award No. DE-
          FG26-00NT41 005. However, any opinions, findings, conclusions, or recommendations expressed herein are those of the author(s) and do not necessarily reflect the views of the DOE".

3.3 RECIPIENT PRESS RELEASES (APR 1998)
---------------------------------------

The DOE policy and procedure on planned press releases requires that all Recipient press releases be reviewed and approved by DOE prior to issuance. Therefore, the Recipient shall, at least ten (10) days prior to the planned issue date, submit a draft copy to the Contracting Officer of any planned press releases related to work performed under this award. The Contracting Officer will then obtain necessary reviews and clearances and provide the Recipient with the results of such reviews prior to the planned issue date.

3.4 CONFIDENTIAL BUSINESS INFORMATION (DEC 1999)
------------------------------------------------

Data represented to the Department as being confidential business information, and which does not include 'Technical Data" as that term is defined in 52.227-14 Rights in Data General clause of this agreement, shall be submitted as an attachment to the required reports and will be withheld from disclosure outside NETL to the extent permitted by law, provided such attachment and each page therein is stamped with the following legend and no other:

          CONFIDENTIAL BUSINESS INFORMATION

          The Recipient considers the data furnished herein to contain confidential business information which is to be withheld from disclosure outside NETL to the extent permitted by law.

3.552.227-1 AUTHORIZATION AND CONSENT. (JUL 1995) --ALTERNATE I (APR1984)
-------------------------------------------------------------------------

     (a) The Government authorizes and consents to all use and manufacture of any invention described in and covered by a United States patent in the performance of this contract or any subcontract at any tier.

     (b) The Contractor agrees to include, and require inclusion of, this clause, suitably modified to identify the parties, in all subcontracts at any tier for supplies or services (including construction, architect-engineer services, and materials, supplies, models, samples, and design or testing services expected to exceed the simplified acquisition threshold); however, omission of this clause from any subcontract, including those at or below the simplified acquisition threshold, does not affect this authorization and consent.

3.6952.227-11 PATENT RIGHTS-RETENTION BY THE CONTRACTOR (SHORT FORM). (FEB 1995)
--------------------------------------------------------------------------------

     (a) Definitions.

          (1) "Invention" means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.).

          (2) "Made" when used in relation to any invention means the conception of first actual reduction to practice of such invention.

          (3) "Nonprofit organization" means a university or other institution of higher education or an organization of the type described in section 501 (c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501 (c>> and exempt from taxation under section 501 (a) of the Internal Revenue Code (26 U.S.C. 501 (a>> or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

          (4) "Practical application" means to manufacture, in the case of a composition or product; to practice, in the case of a process or method; or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that is benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

          (5) "Small business firm" means a small business concern as defined at section 2 of Pub. L. 85-536 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause. the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3-:12. respectively, will be used.

          (6) "Subject invention" means any invention of the contractor conceived or first actually reduced to practice in the performance of work under this contract, provided that in the case of a variety of plant, the date of determination (as defined in section 41 (d) of the Plant Variety Protection Act, 7 U.S.C. 2401 (d) must also occur during the period of contract performance.

          (7) "Agency licensing regulations" and "agency regulations concerning the licensing of Government-owned inventions" mean the Department of Energy patent licensing regulations at 10 CFR Part 781.

     (b) Allocation of principal rights. The Contractor may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. 203. With respect to any subject invention in which the Contractor retains title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

     (c) Invention disclosure, election of title, and filing of patent application by Contractor.

          (1) The Contractor will disclose each subject invention to the Department of Energy (DOE) within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters. The disclosure to DOE shall be in the form of a written report and shall identify the contract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the DOE, the Contractor will promptly notify that agency of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor.

          (2) The Contractor will elect in writing whether or not to retain title to any such invention by notifying DOE within 2 years of disclosure to DOE. However, in any case where publication, on sale or public use has initiated the I-year statutory period wherein valid patent protection can still be obtained in the United States, the period for election of title may be shortened by DOE to a date that is no more than 60 days prior to the end of the statutory period.

          (3) The Contractor will file its initial patent application on a subject invention to which it elects to retain title within 1 year after election of title or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. The Contractor will file patent applications in additional countries or international patent offices within either 10 months of the corresponding initial patent application or 6 months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where such filing has been prohibited by a Secrecy Order.

          (4) Requests for extension of the time for disclosure, election, and filing under subparagraphs (c)(I), (2), and (3) of this clause may, at the discretion of the agency, be granted.

(d) Conditions when the Government may obtain title. The Contractor will convey to the Federal agency, upon written request, title to any subject invention--

          (1) If the Contractor fails to disclose or elect title to the subject invention within the times specified in paragraph (c) of this clause, or elects not to retain title; provided, that DOE may only request title within 60 days after learning of the failure of the Contractor to disclose or elect within the specified times.

          (2) In those countries in which the Contractor fails to file patent applications within the times specified in paragraph (c) of this clause; provided, however, that if the Contractor has filed a patent application in a country after the times specified in paragraph (c) of this clause, but prior to its receipt of the written request of the Federal agency, the Contractor shall continue to retain title in that country.

          (3) In any country in which the Contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention.

     (e) Minimum rights to Contractor and protection of the Contractor right to file.

          (1) The Contractor will retain a nonexclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, except if the Contractor fails to disclose the invention within the times specified in paragraph (c) of this clause. The Contractor's license extends to its domestic subsidiary and affiliates, if any, within the corporate structure of which the Contractor is a party and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of the Federal agency, except when transferred to the successor of that part of the Contractor's business to which the invention pertains.

          (2) The Contractor's domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions at 37 CFR Part 404 and agency licensing regulations. This license will not be revoked in that field of use or the geographical areas in which the Contractor has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of DOE to the extent the Contractor, its licensees, or the domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

          (3) Before revocation or modification of the license, DOE will furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor will be allowed 30 days (or such other time as may be authorized by DOE for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable regulations in 37 CFR Part 404 and agency regulations concerning the licensing of Government owned inventions, any decision concerning the revocation or modification of the license.

     (f) Contractor action to protect the Government's interest.

          (1) The Contractor agrees to execute or to have executed and promptly deliver to DOE all instruments necessary to (i) establish or confirm the rights the Government has throughout the world in those subject inventions to which the Contractor elects to retain title, and (ii) convey title to DOE when requested under paragraph (d) of this clause and to enable the government to obtain patent protection throughout the world in that subject invention.

          (2) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph
          (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum, the information required by subparagraph (c)(1) of this clause. The Contractor shall instruct such employees, through employee agreements or other suitable educational programs, on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars. (3) The Contractor will notify DOE of any decision not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

          (4) The Contractor agrees to include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement, "This invention was made with Government support under (identify the contract) awarded by the United States Department of Energy. The Government has certain rights in the invention."

     (g) Subcontracts.

          (1) The Contractor will include this clause, suitably modified to identify the parties, in all subcontracts, regardless of tier, for experimental, developmental, or research work to be performed by a small business firm or domestic nonprofit organization. The subcontractor will retain all rights provided for the Contractor in this clause, and the Contractor will not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor's subject inventions.

          (2) The contractor shall include in all other subcontracts, regardless of tier, for experimental, developmental, demonstration, or research work the patent rights clause at952.227-13.

          (3) In the case of subcontracts, at any tier, DOE, subcontractor, and the Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and DOE with respect to the matters covered by the clause; provided, however, that nothing in this paragraph is intended to confer any jurisdiction under the Contract Disputes Act in connection with proceedings under paragraph 0) of this clause.

          (h) Reporting on utilization of subject inventions. The Contractor agrees to submit, on request, periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Contractor or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received, by the Contractor, and such other data and information as DOE may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by DOE in connection with any march-in proceeding undertaken by that agency in accordance with paragraph (j) of this clause. As required by 35 U.S.C. 2O2(c)(5), DOE agrees it will not disclose such information to persons outside the Government without permission of the Contractor.

          (i) Preference for United States industry. Notwithstanding any other provision of this clause, the Contractor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that any product embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the Contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

     0) March-in rights. The Contractor agrees that, with respect to any subject invention in which it has acquired title, DOE has the right in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of the agency to require the Contractor, an assignee or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and, if the Contractor, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if DOE determines that--

          (1) Such action is necessary because the Contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

          (2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Contractor, assignee, or their licensees;

          (3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Contractor, assignee, or licensees; or (4) Such action is necessary because the agreement required by paragraph
          (i) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.


     (k) Special provisions for contracts with nonprofit organizations. If the Contractor is a nonprofit organization, it agrees that--

          (1) Rights to a subject invention in the United States may not be assigned without the approval of the Federal agency, except where such assignment is made to an organization which has as one of its primary functions the management of inventions; provided, that such assignee will be subject to the same provisions as the Contractor;

          (2) The Contractor will share royalties collected on a subject invention with the inventor. including Federal employee co-inventors (when DOE deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

          (3) The balance of any royalties or income earned by the Contractor with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions will be utilized for the support of scientific research or education; and

          (4) It will make efforts that are reasonable under the circumstances to ~ttract licensees of subject inventions that are small business firms, and that it will give a preference to a small business firm when licensing a subject invention if the Contractor determines that. the small business firm has a plan or proposal for marketing the invention which, if executed, is equally as likely to brrng the invention to practical application as any plans or proposals from applicants that are not small business firms; provided, that the Contractor is also satisfied that the small business firm has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the contractor. However, the Contractor agrees that the Secretary of Commerce may review the Contractor's licensing program and decisions regarding small business applicants, and the Contractor will negotiate changes to its licensing policies, procedures, or practices with the Secretary of Commerce when that Secretary's review discloses that the Contractor could take reasonable steps to more effectively implement the requirements of this subparagraph (k)(4).

     (I) Communications.


          (1) The contractor shall direct any notification, disclosure, or request to DOE provided for in this clause to the DOE patent counsel assisting the DOE contracting activity, with a copy of the communication to the Contracting Officer.

          (2) Each exercise of discretion or decision provided for in this clause, except subparagraph (k)(4), is reserved for the DOE Patent Counsel and is not a claim or dispute and is not subject to the Contract Disputes Act of 1978.

          (3) Upon request of the DOE Patent Counselor the contracting officer, the contractor shall provide any or all of the following: (i) a copy of the patent application, filing date, serial number and title, patent number, and issue date for any subject invention in any country in which the contractor has applied for a patent; (ii) a report, not more often than annually, summarizing an subject inventions which were disclosed to DOE individually during the reporting period specified; or (iii) a report, prior to closeout of the contract, listing all subject inventions or stating that there were none.

3.7 FAR 52.227-14 RIGHTS IN DATA -GENERAL. (JUN 1987) WITH ALTERNATE V {JUN 1987} AS AMENDED BY DEAR 927.409 (JAN 1999)
----------------------------------------------------------------------------

     (a) Definitions.

          (1) "Computer databases," as used in this clause, means a collection of data in a form capable of, and for the purpose of, being stored in, processed, and operated on by a computer. The term does not include computer software.

          (2) "Computer software," as used in this clause, means (i) computer programs which are data comprising a series of instructions, rules, routines, or statements, regardless of the media in which recorded, that allow or cause a computer to perform a specific operation or series of operations and (ii) data comprising source code listings, design details, algorithms, processes, flow charts, formulae, and related material that would enable the computer program to be produced, created, or compiled. The term does not include computer data bases.

          (3) "Data," as used in this clause, means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. For the purposes of this clause, the term does not include data incidental to the administration of this contract, such as financial, administrative, cost and pricing, or management information.

          (4) "Form, fit, and function data," as used in this clause, means data relating to items, components, or processes that are sufficient to enable physical and functional interchangeability, as well as data identifying source, size, configuration, mating, and attachment characteristics, functional characteristics, and performance requirements; except that for computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithm, process, formulae, and flow charts of the software.

          (5) "Limited rights data," as used in this clause, means data, other than computer software, developed at private expense that embody trade secrets or are commercial or financial and confidential or privileged. The Government's rights to use, duplicate, or disclose limited rights data are as set forth in the Limited Rights Notice of subparagraph (g)(2) of this section if included in this clause.

          (6) "Restricted computer software," as used in this clause, means computer software developed at private expense and that is a trade secret; is commercial or financial and is confidential or privileged; or is published copyrighted computer software, including minor modifications of any such computer software. The Government's rights to use, duplicate, or disclose restricted computer software are as set forth in the Restricted Rights Notice of subparagraph (g)(3) of this section if included in this clause.

          (7) "Technical data," as used in this clause, means recorded data, regardless of form or characteristic, that are of a scientific or technical nature. Technical data does not include computer software, but does include manuals and instructional materials and technical data formatted as a computer data base.

          (8) "Unlimited rights," as used in this clause, means the rights of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, including by electronic means, and perform publicly and display publicly, in any manner, including by electronic means, and for any purpose whatsoever, and to have or permit others to do so.

     (b) Allocation of rights.

          (1) Except as provided in paragraph (c) of this clause regarding copyright, the Government shall have unlimited rights in -

               (i) Data first produced in the performance of this contract;

               (ii) Form, fit, and function data delivered under this contract;

               (iii) Data delivered under this contract (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair of items, components, or processes delivered or furnished for use under this contract; and

               (iv) All other data delivered under this contract unless provided otherwise for limited rights data or restricted computer software in accordance with paragraph (g) of this clause.

(2) The Contractor shall have the right to-

               (i) Use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Contractor in the performance of this contract, unless provided otherwise in paragraph (d) of this clause;

               (ii) Protect from unauthorized disclosure and use those data which are limited rights data or restricted computer software to the extent provided in paragraph (g) of this clause;

               (iii) Substantiate use of, add or correct limited rights, restricted rights, or copyright notices and to take other appropriate action, in accordance with paragraphs (e) and (f) of this clause; and

               (iv) Establish claim to copyright subsisting in data first produced in the performance of this contract to the extent provided in subparagraph {c)(1) of this clause.

     (c) Copyright-

          (1) Data first produced in the performance of this contract. Unless provided otherwise in paragraph (d) of this clause, the Contractor may establish, without prior approval of the Contracting Officer, claim to copyright subsisting in scientific and technical articles based on or .containing data first produced in the performance of this contract and published in academic, technical or professional journals, symposia proceedings or similar works. The prior, express written permission of the Contracting Officer is required to establish claim to copyright subsisting in all other data first produced in the performance of this contract. When claim to copyright is made, the Contractor shall affix the applicable copyright notices of 17 U.S.C. 401 or 402 and acknowledgment of Government sponsorship (including contract number) to the data when such data are delivered to the Government, as well as when the data are published or deposited for registration as a published work in the U.S. Copyright Office. For data other than computer software the Contractor grants to the Government, and others acting on its behalf, a paidnonexclusive, irrevocable worldwide license in such copyrighted data to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, by or on behalf of the Government. For computer software, the Contractor grants to the Government and others acting in its behalf, a paidnonexclusive, irrevocable worldwide license in such copyrighted computer software to reproduce, prepare derivative works, and perform publicly and display publicly by or on behalf of the Government.

          (2) Data not first produced in the performance of this contract. The Contractor shall not, without prior written permission of the Contracting Officer, incorporate in data delivered under this contract any data not first produced in the performance of this contract and which contains the copyright notice of 17 U.S.C. 401 or 402, unless the Contractor identifies such data and grants to the Government, or acquires on its behalf, a license of the same scope as set forth in subparagraph (c)(1) of this clause; provided, however, that if such data are computer software the Government shall acquire a copyright license as set forth in subparagraph (g)(3) of this clause if included in this contract or as otherwise may be provided in a collateral agreement incorporated in or made part of this contract.

          (3) Removal of copyright notices. The Government agrees not to remove any copyright notices placed on data pursuant to this paragraph (c), and to include such notices on all reproductions of the data.

     (d) Release, publication and use of data.

          (1) The Contractor shall have the right to use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Contractor in the performance of this contract, except to the extent such data may be subject to the Federal export control or national security laws or regulations, or unless otherwise provided in this paragraph of this clause or expressly set forth in this contract.

          (2) The Contractor agrees that to the extent it receives or is given access to data necessary for the performance of this contract which contain restrictive markings, the Contractor shall treat the data in accordance with such markings unless otherwise specifically authorized in writing by the Contracting Officer.

          (3) The Contractor agrees not to assert copyright in computer software first produced in the performance of this contract without prior written permission of the DOE Patent Counsel assisting the contracting activity. When such permission is granted, the Patent Counsel shall specify appropriate terms, conditions, and submission requirements to assure utilization, dissemination, and commercialization of the data. The Contractor, when requested, shall promptly deliver to Patent Counsel a duly executed and approved instrument fully confirmatory of all rights to which the Government is entitled.

     (e) Unauthorized marking of data.

          (1) Notwithstanding any other provisions of this contract concerning inspection or acceptance, if any data delivered under thIs contract are marked with the notices specified in subparagraph (g)(2) or (g)(3) of this clause and use of such is not authorized by this clause, or if such data bears any other restrictive or limiting markings not authorized by this contract, the Contracting Officer may at any time either return the data to the Contractor, or cancel or ignore the markings. However, the following procedures shall apply prior to canceling or ignoring the markings.

               (i) The Contracting Officer shall make written inquiry to the Contractor affording the Contractor 30 days from receipt of the inquiry to provide written justification to substantiate the propriety of the markings;

               (ii) If the Contractor fails to respond or fails to provide written justification to substantiate the propriety of the markings within the 30-day period (or a longer time not exceeding 90 days approved in writing by the Contracting Officer for good cause shown), the Government shall have the right to cancel or ignore the markings at any time after said period and the data will no longer be made subject to any disclosure prohibitions.

               (iii) If the Contractor provides written justification to substantiate the propriety of the markings within the period set in subdivision (e)(1)(i) of this clause, the Contracting Officer shall consider such written justification and determine whether or not the markings are to be canceled or ignored. If the Contracting Officer determines that the markings are authorized, the Contractor shall be so notified in writing. If the Contracting Officer determines, with concurrence of the head of the contracting activity, that the markings are not authorized, the Contracting Officer shall furnish the Contractor a written determination, which determination shall become the final agency decision regarding the appropriateness of the markings unless the Contractor files suit in a court of competent jurisdiction within 90 days of receipt of the Contracting Officer's decision. The Government shall continue to abide by the markings under this subdivision (e)(1 )(iii) until final resolution of the matter either by the Contracting Officer's determination becoming final (in which instance the Government shall thereafter have the right to cancel or ignore the markings at any time and the data will no longer be made subject to any disclosure prohibitions), or by final disposition of the matter by court decision if suit is filed.

          (2) The time limits in the procedures set forth in subparagraph (e)(1) of this clause may be modified in accordance with agency regulations implementing the Freedom of Information Act (5 U.S.C. 552) if necessary to respond to a request thereunder.

          (3) This paragraph (e) does not apply if this contract is for a major system or for support of a major system by a civilian agency other than NASA and the U.S. Coast Guard agency subject to the provisions of Title III of the Federal Property and Administrative Services Act of 1949.

          (4) Except to the extent the Government's action occurs as the result of final disposition of the matter by a court of competent jurisdiction, the Contractor is not precluded by this paragraph (e) from bringing a claim under the Contract Disputes Act, including pursuant to the Disputes clause of this contract, as applicable, that may arise as the result of the Government removing or ignoring authorized markings on data delivered under this contract.

     (f) Omitted or incorrect markings.

          (1) Data delivered to the Government without either the limited rights or restricted rights notice as authorized by paragraph (g) of this clause, or the copyright notice required by paragraph (c) of this clause, shall be deemed to have been furnished with unlimited rights, and the Government assumes no liability for the disclosure, use, or reproduction of such data. However, to the extent the data has not been disclosed without restriction outside the Government, the Contractor may request, within 6 months (or a longer time approved by the Contracting Officer for good cause shown) after delivery of such data, permission to have notices placed on qualifying data at the Contractor's expense, and the Contracting Officer may agree to do so if the Contractor

               (i) Identifies the data to which the omitted notice is to be applied;

               (ii) Demonstrates that the omission of the notice was inadvertent;

               (iii) Establishes that the use of the proposed notice is authorized; and

               (iv) Acknowledges that the Government has no liability with respect to the disclosure, use, or reproduction of any such data made prior to the addition of the notice or resulting from the omission of the notice.

          (2) The Contracting Officer may also (i) permit correction at the Contractor's expense of incorrect notices if the Contractor identifies the data on which correction of the notice is to be made, and demonstrates that the correct notice is authorized, or (ii) correct any incorrect notices.

     (g) Protection of limited rights data and restricted computer software.

          (1) When data other than that listed in subdivisions (b)(1)(i), (ii), and (iii) of this clause are specified to be delivered under this contract and qualify as either limited rights data or restricted computer software, if the Contractor desires to continue protection of such data, the Contractor shall withhold such data and not furnish them to the Government under this contract. As a condition to this withholding, the Contractor shall identify the data being withheld and furnish form, fit, and function data in lieu thereof. Limited rights data that are formatted as a computer data base for delivery to the Government are to be treated as limited rights data and not restricted computer software.

          (2) (Reserved)

          (3) (Reserved)

     (h) Subcontracting. The Contractor has the responsibility to obtain from its subcontractors all data and rights therein necessary to fulfill the Contractor's obligations to the Government under this contract. If a subcontractor refuses to accept terms affording the Government such rights, the Contractor shall promptly bring such refusal to the attention of the Contracting Officer and not proceed with subcontract award without further authorization.

     (i) Relationship to patents. Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government.

     (j) The Contractor agrees, except as may be otherwise specified in this contract for specific data items listed as not subject to this paragraph, that the Contracting Officer or an authorized representative may, up to three years after acceptance of all items to be delivered under this contract, inspect at the Contractor's facility any data withheld pursuant to paragraph (g)(1) of this clause, for purposes of verifying the Contractor's assertion pertaining to the limited rights or restricted rights status of the data or for evaluating work performance. Where the Contractor whose data are to be inspected demonstrates to the Contracting Officer that there would be a possible conflict of interest if the inspection were made by a particular representative, the Contracting Officer shall designate an alternate inspector.

3.952.227-23 RIGHTS TO PROPOSAL DATA (TECHNICAL). (JUN 1987)
------------------------------------------------------------

Except for data contained on pages [NONE], it is agreed that as a condition of award of this contract, and notwithstanding the conditions of any notice appearing thereon, the Government shall have unlimited rights (as defined in the "Rights in Data - General" clause contained in this contract) in and to the technical data contained in the proposal dated 4-26-00 upon which this contract is based.

                       SECTION IV -- LIST OF ATTACHMENTS
                       ---------------------------------


4.1 LIST OF ATTACHMENTS (JAN 1999)
----------------------------------


Attachment A -- Statement of Project Objectives

Attachment B -- Federal Assistance Reporting Checklist

Attachment C -- Budget Page(s)

Attachment D -- Recipient Acquired Property

4.2 ATTACHMENT A -- STATEMENT OF PROJECT OBJECTIVES (JAN 1999)
--------------------------------------------------------------

The Statement of Project Objectives is attached.

                 Statement of Cooperative Agreement Objectives

A. Objectives
   ----------

The overall objective of this project is to determine the cost and impacts of sorbent injection into particulate control devices for various mercury removal levels at field-scale, coal-fired power plants.

B. Scope of Work
   -------------

The scope of work is for one, three-year long budget period and intended to provide the necessary information to assess the costs of controlling mercury from coal-fired utilities by examining the economics of various levels of mercury control (at different temperatures) at four different host sites. Testing will be conducted on a minimum of three different configurations that represent a significant percentage of existing units. These configurations will include the following: an electrostatic precipitator collecting ash from a powder river basin subbituminous coal; electrostatic precipitators collecting ash from a low-sulfur eastern bituminous coal burned in low-NOx burners with selective non-catalytic reduction (SNCR); and a baghouse configuration filtering ash from powder river basin subbituminous coal. The subsequent cost analyses will include capital costs, byproduct utilization issues, sorbent usage, any necessary enhancements, such as S03 control or flue gas conditioning, balance of plant, manpower requirements and waste issues.

C. Statement of Work
   -----------------

The program is divided into 13 tasks. Each task addresses one or more of the program objectives. A description of these tasks is presented below.

Task 1 - Design and Fabrication of Transportable Mercury Control System
-----------------------------------------------------------------------

The participant shall design a transportable mercury control system with the ability to provide both humidification and carbon/sorbent injection to a minimum of two flue gas ducts simultaneously. Components shall be skid or panel mounted for relatively quick and easy set-up/tear-down at each site. This system shall be sized and designed to cover the range of plant TThis system shall have the ability to be operated with both baghouses and electrostatic precipitators. The participant shall design and size humidification injection lances for each plant application separately based on duct dimensions and water flow requirements. The sorbent injection system shall provide high flow (100-1500 lbs./hr) and low flow (10-200 lbs./hr) capability depending on the amount of required sorbent injection. The participant shall hold a design review meeting including the DOE COR, equipment suppliers, and site-specific engineers before finalizing the transportable mercury control system design and fabrication. The participant shall submit the final design specifications to the DOE COR. After design specifications are finalized, the participant shall fabricate the transportable mercury control system. Any host-site components that are necessary to interface with the transportable mercury control system shall be identified at least forty-five days prior to the start of the scheduled host site field test to allow adequate design time to accommodate the specific plant arrangements and ductwork configurations.


Tasks 2-9 will be common to each field test site and will be repeated for each site that comes under a host site agreement.

Task 2 - Kick off Meeting Test Plan and Program Management Plan
---------------------------------------------------------------

The participant shall schedule and attend a kickoff meeting at each host site with the appropriate plant, project, and environmental personnel. The participant shall discuss the overall scope of the program, the potential impact on plant equipment and operation and obtain information necessary to develop a detailed test plan and program management plan. These documents shall be available for host site personnel to use when addressing permitting, scheduling and operating issues. The final test plan shall be completed 30 days prior to testing and require concurrence from both the host site and DOE COR. The participant shall also prepare a program management plan that includes coordination, accounting, and project tracking activities for each host-site field test.

Task 3 - Sorbent Selection
--------------------------

The participant shall select at least two sorbents for evaluation during the full-scale tests. These sorbents shall include at least one standard activated carbon sorbent and one site-specific sorbent that demonstrates the best capacity for mercury uptake based on mercury concentration, gas composition, temperature, and mixing.

     Subtask 3.1 - Activated Carbon Screening:
     -----------------------------------------

     The participant shall characterize the physical and chemical properties of a given activated carbon followed by bench-scale, fixed-bed tests to determine the equilibrium absorption capacity and breakthrough characteristics. The sorbent shall be commercially available at a cost less than $.50/pound.

     Subtask 3.2- Site-Specific Sorbent Screening
     --------------------------------------------

     The participant shall evaluate the potential of alternate sorbents, including fly ash based products, to remove' mercury considering key factors such as carbon content, pore volume, surface area, and particle size distribution. The participant shall characterize the performance potential of candidate sorbents using equilibrium adsorption capacity data generated from fixed-bed, laboratory experiments with simulated flue gas.

All selected sorbents will be tested at the host site using a slipstream of gas from full-scale systems. Additional site-specific sorbents shall also be tested if the results from screening tests are promising and availability and cost are reasonable. Samples of the candidate and selected sorbents shall be supplied to DOE if requested by the COR.

Task 4 - Design and Fabrication of Site-Specific Equipment Needs
----------------------------------------------------------------

The participant shall insure the host utility obtains all permitting and variance requirements. In test unit during sorbent injection. These components shall be sized and designed for the specific plant arrangements and ductwork configurations. Site specific equipment includes but is not limited to the following:

                                              Activated Carbon (AC) /
Humidification System                         SorbentIniectionSystem
---------------------                         ----------------------

Injection Ports                               Injection Ports
Platforms/Scaffolding                         Sorbent Distribution Manifold
Lance Hoist                                   Sorbent Injectors (if possible
Injection Lances (if possible these           these components will be re-used)
 components will be re-used)                  Cherry Picker for Supersacks
TC Array (if possible these                   Compressed Air
 components will be re-used),                 480V Power, 110V Power
Compressed Air                                Boiler Load, Signal
480V Power, l10 V Power                       Signal Wiring
Freeze Protection                             Balance of Plant Engineering
Signal Wiring
Water Supply
Balance of Plant Engineering

The participant shall insure the host utility obtains all permitting and variance requirements. In addition, the participant shall make arrangements with the host utility to isolate fly ash from the test unit during sorbent injection.

Task 5 - Field Testing.
-----------------------

The field tests shall be accomplished through a series of nine (9) subtasks. The subtasks shall be independent from each other in that each shall have specific goals and tests associated with them. However, they shall also be interdependent with the results from each task influencing the test parameters of subsequent tasks.

     Subtask 5.1 - Pre-Baseline Measurements:
     ----------------------------------------

     The participant shall make preliminary system operation, performance and mercury level measurements prior to the start of equipment installation. The mercury shall be measured at both the inlet and outlet of the air pollution control device using a semi-continuous emissions (S-CEM) monitor for both total and speciated mercury concentrations. measurements shall be used to expedite the parametric evaluation, provide insight as to how mercury levels and removal efficiencies change in a transient and steady-state manner with varying boiler operation and to allow for the timely completion of the test plan. The participant shall verify the S-CEM by comparing its results to those obtained by Ontario-Hydro testing. During this period, the S-CEM shall be run continuously for a minimum of 3 days. These data shall be used to understand the relationship between boiler operation (load and combustion conditions), control device inlet temperature, and fly ash properties (fly ash concentration and carbon content at the inlet and outlet of particulate matter control device and collection efficiency). The participant shall use these results in the design of parametric tests to reduce the number of uncontrolled variables.


     Subtask 5.2- Sorbent Screening:
     -------------------------------

     The participant. shall screen selected sorbents on actual flue gas prior to the start of equipment installation. The participant shall select the most promising sorbent/s based on these results and in coordination with Task 3.

     Subtask 5.3 - Site Modifications, Equipment Installation and System
     Checkout
     -------------------------------------------------------------------

     The participant shall oversee installation and checkout of the mercury control equipment. Procedures developed shall be similar to those used in the commercial installation of other flue gas conditioning systems. The participant shall work with the host utility to assure that the equipment is installed in an efficient manner, within the resources available at the site. In addition, the participant shall make arrangements with the host utility to isolate fly ash from the test unit during sorbent injection. The participant shall be responsible for final checkout of all systems and for the general maintenance of the systems during testing.

     Subtask 5.4 - Quality Assurance and Quality Control (QA/QC) Plan
     ----------------------------------------------------------------

     The participant shall prepare a QA/QC plan to control, evaluate, and document data quality to ensure that data generated are of the highest quality possible. The participant shall submit the QA/QC plan for DOE (and EPA if an agreement is negotiated between DOE and EPA) approval 30 days prior to each host-site field test. The plan shall be EPA ORD Level 2 compliant and document that specific procedures that shall be adhered to and include data quality objectives and data quality indicator metrics to achieve them.

The plan shall address:

     o QA/QC procedures associated with in sample collection, analytical and data analysis

          o    Integral performance evaluation and verification of Hg removal

          o    Data validation

          o    Data Treatment

          o    Procedural remedies for identified data deficiencies

     Other key questions the plan shall address include what will be done with the data, how will it be analyzed, will any duplicate (co-located) sampling take place, and what is the measurement precision. Table 1 summarizes several of the QA/QC activities DOE would like to consider. DOE reserves the right to coordinate with EPA to further refine required QA/QC activities.



                                                 Table 1. QA/QC Activities
------------------------------------------------------------------------------------------------------------------
Property/Test                   QC Check                Frequency               Acceptance      Corrective Action
------------------------------------------------------------------------------------------------------------------
Hg in Flue gas, Ontario
   Hydro (draft)
------------------------------------------------------------------------------------------------------------------
Sampling                Equipment Calibration           Pre/Post Test           Refer to        Repeat calibration
                                                                                method
------------------------------------------------------------------------------------------------------------------
                        Field Blank                     One per sampling        Within          Flag data
                                                                                minus 20%
                                                                                of measured Hg
------------------------------------------------------------------------------------------------------------------
Analytical              Analyze in Duplicate            All samples             Agreement       Repeat analysis
                                                                                within 10%
------------------------------------------------------------------------------------------------------------------
QDPP DQI                Analyze spike                   Once per 10 samples     Refer to        Repeat analysis
                                                                                methos
------------------------------------------------------------------------------------------------------------------
articulate, EPA
   Method 5
------------------------------------------------------------------------------------------------------------------
Sampling                Equipment Calibration,          Pre/Post Test           Refer to        Repeat test or
                               Leak Test                                        method          correct data
------------------------------------------------------------------------------------------------------------------
Analytical              Control                         One per triplicate      Refer to        Repeat analysis
                                                               test             method
------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------
Duct Opacity, CEM       Integral Calibration and        Continuous              Per             Recalibrate
                                correction                                      Performance
                                                                                Spec. 1,
                                                                                40CFR60,
                                                                                App. B
------------------------------------------------------------------------------------------------------------------
Mercury Analyzer,       Calibration with                Per participant         To be           Flag data,
Au-CVAAS                pre/post test zero/span            procedures           developed       recalibrate
                        drift checks                                                            instrument
------------------------------------------------------------------------------------------------------------------
TCLP, EPA SW 846        Per Method for RCRA             Refer to method         Refer to        Flag data
   Method 1311          metals                                                  method
------------------------------------------------------------------------------------------------------------------
Fly ash Analysis,       Test Procedures                 Refer to method(s)
Concrete ASTM C-618     according to ASTM
                        C311
------------------------------------------------------------------------------------------------------------------
                        Duplicate samples               One per test series     To be           Flag data
                                                                                developed
------------------------------------------------------------------------------------------------------------------
Coal Analysis, total    NIST Standard                   One per laboratory      Per method      Repeat analysis
Hg ASTM D6414-99        Reference Material fly ash
------------------------------------------------------------------------------------------------------------------
ly ash Analysis, total  NIST Standard                   One per laboratory      Per method      Repeat analysis
ASTM D6414-99           Reference Material fly ash
------------------------------------------------------------------------------------------------------------------

     Subtask 6.6 - Baseline Testing:
     -------------------------------

     After equipment installation, the participant shall conduct a second, shorter set of baseline tests at conditions expected during the parametric tests. The participant shall ensure constant boiler load, standard soot blowing, and normal ESP rapping sequences or baghouse cleaning logic. The participant shall collect data during baseline operation that include the parameters identified in Table 2.




                                          Table 2. Baseline Parameters

Parameter               Sample/signal/test                              Baseline        Parametric/
                                                                                        Long-Term
---------------------------------------------------------------------------------------------------

Coal                    Batch sample                                    Yes             Yes
---------------------------------------------------------------------------------------------------
Coal                    Plant signals:                                  Yes             Yes
                         burn rate (lb/hr)
                         quality (lb/MMBTU,%ash)
---------------------------------------------------------------------------------------------------
Fly ash                 Batch sample                                    Yes             Yes
---------------------------------------------------------------------------------------------------
Unit operation          Plant Signals:                                  Yes             Yes
                         Boiler load
                         Measure of low for partial
                         unit test (i.e. fan amps)
---------------------------------------------------------------------------------------------------
Temperature             Plant signal at particulate                     Yes             Yes
                        collector inlet and outlet
---------------------------------------------------------------------------------------------------
Temperature             Full traverse, inlet & outlet                   Yes             No
---------------------------------------------------------------------------------------------------
Average                 Before spray cooling                            No              Yes
Temperature             After spray cooling
---------------------------------------------------------------------------------------------------
Duct Gas Velocity       Full traverse, inlet & outlet w/Draft           Yes             No
                        Ontario-Hydro method
---------------------------------------------------------------------------------------------------
Mercury (total and      Full traverse, inlet & outlet                   Yes             No
speciated)              APCD
---------------------------------------------------------------------------------------------------
Mercury (total and      Single point, inlet & outlet of APCD            Yes             Yes
speciated)              (Au-CVAAS) S-CEM verified by
                        draft Ontario Hydro
---------------------------------------------------------------------------------------------------
Mercury (total and      Ontario Hydro, inlet and outlet of              Yes(2 sets)     Yes(2 sets)
speciated               APCD                                            Every 12 hours
---------------------------------------------------------------------------------------------------
Spray Cooling Rate      PLC, gal/min                                    No              Yes
---------------------------------------------------------------------------------------------------
Sorbent Injuection      PLC, lbs/min                                    No              Yes
Rate
---------------------------------------------------------------------------------------------------
CEM data (NOx3          Plant data                                      Yes             Yes
O2, SO2)
---------------------------------------------------------------------------------------------------
HCl, Cl2 (optional)     FTIR and                                        Yes             Yes
and So3 (optional)      controlled condensation
---------------------------------------------------------------------------------------------------
Stack Opacity           Plant data                                      Yes             Yes
---------------------------------------------------------------------------------------------------
Pollution control       Plant data (ESP power)                          Yes             Yes
equipment operation     baghouse cleaning, etc.)
---------------------------------------------------------------------------------------------------

     Subtask 5.6 - Parametric Test Series 1: Mercury Removal as a Function
     Temperature:
     ---------------------------------------------------------------------

     The participant shall conduct a series of tsts to determine the impace of inlet temperature on mercury removal efficiency across the particulate collection device. The participant shall define an operating window for temperature where maximum mercury removal can be obtained with a very low risk of duct deposition from spray cooling with water. The parametric tests shall show the effects of boiler operating conditions and sorbent injection parameters .for temperatures less than 300(degree)F. Temperature shall be incrementally lowered to determine the effect of temperature and sorbent injection parameters on mercury removal and operational feasibility with the goal of obtaining maximum mercury removals. The participant shall pull the lances at least once per day during the tests to inspect for deposits forming around the nozzles and utilize an in-duct camera to monitor duct deposition.

     Subtask 5.7 - Parametric Test Series 2: Mercury Removal as a Function of Sorbent Injection:
     -------------------------------------------------------------------------

     The participant shall evaluate mercury removal as a function of sorbent injection rate at both the "normal" and optimized temperatures. The goal of this task shall be to define the quantity of sorbent required to obtain three different levels of mercury removal between 40% and 90% of the remaining mercury. The participant shall determine the optimum combination of cooling and sorbent injection required from subtask 5.6 data and input from available models. The optimum combination shall be based on a lowest-cost approach to a desired removal rate. The participant shall determine the operational time at each setting based on the time necessary to collect adequate operating/performance data. The participant shall utilize these results to determine the settings for the long-term test. These tests shall also be used to optimize performance and operation of the particulate control device. The participant shall provide additional flue-gas conditioning additives for particle resistivity and/or reentraimnent if required. DOE may provide (or coordinate with the prime participant) for additional sampling during the parametric testing.

DOE would primarily be concerned with co-pollutant control measurements of SO3, HF, NOx, HCI, and fine particulate matter.

     Subtask 5.8 - Parametric Test Series 3: Mercury Removal as a Function of Alternate
     ---------------------------------------------------------------------------

     Sorbent Injection:
     ------------------

     The participant shall perform a set of parametric tests for evaluation of site-specific sorbent/s. These tests shall be conducted in a similar manner as those in subtask5. 7.

     Subtask 5.9 - Long-Term Testing:
     --------------------------------

     The participant shall perform mercury removal validation testing for a maximum of fourteen days at the "optimum" plant operating conditions (lowest cost/highest mercury removal) as determined from the parametric tests. The participant shall obtain DOE and host utility concurrence on the exact length of testing. The participant shall use commercially available semi-continuous mercury analyzers capable of measuring 0.1 microgram per normal cubic meter of mercury at the inlet of the particulate collector and at the outlet of the particulate collector during this test program to provide near real-time feedback. The participant shall calibrate the S-CEM every three days. The participant shall also make Ontario-Hydro measurements at the inlet and outlet of the particulate control device during testing. The participant shall strive for a leak-free sampling system. The participant shall place an oxygen analyzer downstream of the S-CEM to monitor and store the oxygen levels in the gas stream. The participant shall configure the gas sampling system in a manner to minimize any mercury removal or conversion due to the presence of particulate. The participant shall prepare a preliminary report on the removal efficiency over time, the effects on the particulate control device and balance of plant equipment, and on operation of the injection equipment to determine the viability and economics of the process.

     Task 6 - Data Analysis
     ----------------------

     The participant shall optimize data collection for the four host-sites measured and prepare a summary report on the effect of the combination of temperature and sorbent injection on mercury control and their impact on the existing pollution control equipment. The participant shall characterize mercury levels and plant operation for baseline conditions (no modification of temperature or sorbent injection), various temperatures and injection rates as defined by the final test plan, and a long term evaluation to identify effects that may not be immediate. The participant shall collect samples of coal and fly ash during baseline testing for analysis. The participant shall conduct a full analysis of the coal including the mercury, chlorine and levels. The fly ash shall be analyzed for mercury and carbon content. Fly ash samples shall be collected from multiple locations when appropriate to determine if there is mercury segregation throughout the system or across the particulate collector. The participant shall conduct a full temperature, velocity and mercury (total and speciated) traverse at the inlet and outlet of the particulate collector during full-load conditions to determine profiles for appropriate sampling, humidification, and sorbent distribution. Following a complete mercury traverse using a S-CEM, the S-CEM shall be placed at the inlet to the particulate collector at a location identified from the traverse to represent the average duct concentration. While the first S-CEM is operating, a Second S~CEM shall be connected to the same probe to verify that both are measuring the same mercury concentration. The second S-CEM shall then be moved to the outlet of the particulate collector at a location identified from the traverse to indicate the duct average concentration. The participant shall obtain a triplicate manual mercury sample using the draft Ontario Hydro Method at the inlet location through a probe common to the inlet analyzer to verify operation of the analyzers. The participant shall monitor different plant signals to determine if any correlation exists between changes in mercury concentration and measured plant operating conditions.

     Task.7 - Waste Characterization
     -------------------------------

     The participant shall evaluate the stability and form of mercury in the ash for disposal and reuse (e.g. increased carbon content, elevated mercury concentrations). The participant shall utilize three series of standard procedures to assess the environmental stability of the ash and suitability for use in concrete. These tests consist of the Toxicity Characteristic Leaching Procedure (TCLP, SW846-1311 ), Specification C618 with air entrainment shaker tests, synthetic groundwater leaching procedure (SGLP), and thermal desorption (see Table 3). The participant may perform additional tests on selected byproduct samples as needed to assess special. site- specific conditions that impact disposal or reuse options. The participant shall analyze selected samples of the fly ash for size, composition, and abundance of the ash particle types (for any host site that incorporates carbon separation). The participant shall obtain these grab samples of ash from control device hoppers during each day of testing. Samples shall be segregated by the test condition (baseline, each parametric test, and1ong-term test) and composited in 55-gallon drums with appropriate quantities placed into sample containers for shipping to the analytical laboratories. The participant! shall collect samples of the carbon-rich fraction in a similar manner as the ash samples for any host site that has a carbon separation process. Sampling and


     Table 3. Summary of Waste Characterization Testing

---------------------------------------------------------------------------------------------------
Series          Test Purpose            Test Method             Comments
---------------------------------------------------------------------------------------------------
1               Ash Disposal            TCLP(SW846-1311)        Measures leachable Hg, As, Ba,
                                                                Cd, Cr, Pb, Se, Ag
---------------------------------------------------------------------------------------------------
2               Cement Additive          AST C618               Measures LOI, total oxides,
                Suitability             Air Entrainment         sulfur trioxide, moisture,
                                        Shaker Test             available alkalines, fineness,
                                                                pozzolanic activity, autoclave
                                                                soundness, specific gravity, air
                                                                entrainment
---------------------------------------------------------------------------------------------------
                Environmental           EERC SGLP               Measures leachable Hg at 18 hrs,
                Stability -                                     2 weeks, and 4 weeks
3               Leaching

                Environmental           EERC Thermal            Measures Hg release as a function
                Stability - Air         Desorption              of temperature up to 500 degrees C
                Release
---------------------------------------------------------------------------------------------------
4               Special Testing         Various                 As needed for troubleshooting or
                                                                site specific information needs
---------------------------------------------------------------------------------------------------


Notes: 1.Two samples from each test condition shall be analyzed for TCLP and ASTM C618/Air Entrainment parameters. One sample from each test condition shall be tested for SGLP,

1. Two samples from each test condition shall be analyzed for TCLP and ASTM C618/Air entrainment parameters. One sample from each test condition shall be tested for SGLP, and Thermal Stability. Additional samples may be analyzed after the initial results are available and have been reviewed.

          2. For those situations where it maybe important to look at front and back hoppers separately, samples may be segregated and analyzed as a function of ESP field.

The participant shall collect ask samples from each host site per the sampling frequency and volume identified in Table 4.

Table 4.  Ash Sampling Schedule and volumes - Each Host Site

--------------------------------------------------------------------------------
Test Condition             Frequency                       Comments
--------------------------------------------------------------------------------
Baseline                   Once Before Parametric          110-gal. sample
                           Testing
--------------------------------------------------------------------------------
Parametric Test #1         Grab Samples Daily for 1-       110-gal. total sample
                           week
--------------------------------------------------------------------------------
Parametric Test #2         Grab Samples Daily for 1-       110-gal. total sample
                           week
--------------------------------------------------------------------------------
Parametric Test #3         Grab Samples Daily for 1-       110-gal. total sample
                           week
--------------------------------------------------------------------------------
Long-term Test             Grab Samples Daily for 1-       220-gal. total sample
                           week
--------------------------------------------------------------------------------

     Task 8 - Design and Economics of Site-specific Control System

     After completion of testing and analysis of the data at each plant, the participant shall determine the requirements and costs for full-scale, permanent commercial implementation of the necessary equipment for mercury control using sorbent injection with humidification technology. The participant shall meet with the host utility plant and engineering personnel to develop plant specific design criteria. Process equipment shall be sized and designed based on test results and the plant specific requirements (reagent storage capacity, plant arrangement, retrofit issues, winterization, controls interface, etc.). A conceptual design document shall be developed with drawings and equipment lists. Modifications to existing plant equipment shall be determined and a work scope document developed based on input from the plant which may include modifications to the particulate collector, ash handling system, compressed air supply, electric power capacity, other plant auxiliary equipment, utilities and other balance of plant engineering removal, and a comparison of fly ash (with varying levels of unburned carbon) to activated carbon for mercury removal effectiveness. The participant shall also compare the database to EPRI's sorbent injection model which utilizes sorbent characteristics, mass transfer theory, and sorbent residence time in duct.


     Subtask 10.2 - Integrated Economic Analysis
     -------------------------------------------

     The participant shall determine the costs of controlling mercury emissions from coal- fired power plants I by conducting economic analyses on various mercury control technologies. After completion of all host-site testing, the participant shall submit a detailed economic analysis plan for DOE COR approval. This plan shall discuss the recommended economic methodology for evaluating electric utility industry costs as well as specific cost considerations and assumptions (including the requirements listed below).

     These economic/cost evaluations shall update and expand upon previous DOE cost assessments. The participant shall use the results from the host site tests in conjunction with detailed engineering cost estimates, reagent cost and transportation projections, impacts on downstream equipment, and O&M to determine full scale commercial costs for each fuel/plant/control configuration identified in Table 5.

Table 5.  Fuel/Plant/Control Configuration

--------------------------------------------------------------------------------
Coal Type               Existing Particulate          Mercury Control System
                        Control
--------------------------------------------------------------------------------
PRB                     ESP                           AC w/cooling
--------------------------------------------------------------------------------
PRB                     ESP                           AC, cooling, polishing FF
--------------------------------------------------------------------------------
PRB                     FF                            AC
--------------------------------------------------------------------------------
PRB                     FF                            AC w/cooling
--------------------------------------------------------------------------------
Eastern Low S           ESP                           AC w/cooling
--------------------------------------------------------------------------------
Eastern Low S           ESP                           AC, cooling, polishing FF
--------------------------------------------------------------------------------
Eastern Low S           FF                            AC
--------------------------------------------------------------------------------
Eastern Low S           FF                            AC w/ cooling
--------------------------------------------------------------------------------

The participant shall determine costs for two reference plants, one of l50MW size and one of 500MW size. The economic analyses shall include the following:

requirements. Reagent type and sources shall be evaluated to determine the most cost -effective reagent(s) for the site. Cost credits/penalties for fly ash salability shall be estimated. The participant shall prepare a cost estimate to implement the control technology. This shall include capital cost estimates for mercury control process equipment as well as projected annual operating costs. Where possible, order-of-magnitude estimates will be included for plant modifications and balance of plant items.

Task 9 - Site Report
--------------------

The participant shall prepare a site report documenting all measurements, test procedures, analyses, and results obtained in Tasks 2 through 8. This report shall be a stand-alone document providing a comprehensive review of the testing and data analyses completed at each host site.

Task 10 - Informaion Collection Request (ICR) Data Integration and Economic Analysis
--------------------------------------------------------------------------------

This task consists of two sub tasks.

     Subtask 10.1 - ICR Data Integration
     -----------------------------------

     The participant shall prepare a database to catalog the level of mercury currently removed using ESP's and FF's without additional mercury controls. The participant shall populate this database with ICR Phase I, II, and III information showing plant configuration (boiler type, size, and emission control equipment, ESP or FF), fuel data (Btu, ash, sulfur, chlorine, and mercury), and mercury emission data (total and speciated) for the given load and temperature. The participant shall use the database to characterize the baseline ICR mercury removal as a function of fuel (type, chlorine content, etc.), configuration (ESP or FF), temperature and ash carbon content. The participant shall compare host sites' fly ash analyses (including mercury concentration and carbon content in fly ash) with any available plants' fly ash samples that were collected during ICR testing. The participant shall then integrate the host site field data with the database to identify any general trends. The participant shall specifically address mercury removal as a function of flue gas temperature, the effect of carbon content (native and re-injected) on mercury



Capital Costs                                           Present Worth of Revenue Required
-------------                                           ---------------------------------
Mercury control process equipment
Modifications/upgrades to existing plant equipment      Cost Sensitivity Studies
                                                        ------------------------
                                                        Plant size
Variable and Fixed Operating and Maintenance Costs      Mercury control level
--------------------------------------------------      Uncontrolled Mercury
Reagents                                                Reagent costs
Power                                                   Cooling level Remaining
Maintenance Labor and materials                         plant life
Fly ash utilization penalties

Levelized Control Costs
-----------------------
First Year Fixed and operating costs

15 year levelized costs ($/ton of carbon removed)


Task 11 - Technology Transfer
-----------------------------

The participant shall attend and present project results at a minimum of three mercury-control technology symposiums identified by collaboration with the DOE COR.

Task 12 - Equipment Disposition Plan
------------------------------------

The participant shall also prepare a detailed plan for maintaining/disposing of all project related equipment following the project including the transportable mercury treatment system consisting of carbon injection equipment, reagent injection for S03 control, flue gas humidifier, and controllers. The participant shall maintain custody until final disposition with the DOE Contracting Office. Site specific equipment, as described elsewhere, shall remain at the test site unless otherwise specified by DOE. This shall exclude items that can be reworked for uses at different sites.

Task 13 - Final Report
----------------------

The participant shall prepare a final report sixty days after completion of tasks report shall summarize the results of all field sites and include the results from Tasks 8-10. The DOE COR will either provide comments and recommended changes or approve as is within 45 days of receiving the draft report. The participant shall have 30 days to submit the final version of the final report after receiving the DOE COR comments or approval.

D. Deliverables
---------------

The periodic and final reports shall be submitted as indicated in the Financial Assistance Reporting Requirements Checklist and prepared in accordance with the instructions for preparation and submission of said reports. In addition to these reports, the participant shall prepare the following deliverables:


a. Final Design Specification~ for transportable mercury control system as described in Task 1

b. Final Host Site Test Plan and Program Management Plan as described in Task 2.

c Candidate Sorbents (if requested) as described in Task 3.

d. QA/QC Plan as described in Subtask 5.4

e. Preliminary report as described in Subtask 5.9

f. Host Site Field Test Topical Reports as described in Task 9.

g. Integrated Database as described in Task 10.1

h. Draft Economic Analysis Flan as described in Task 10.2

i. Symposium Technical Papers as described in Task 11

j. Equipment Disposition Plan as described in Task 12

k. Final Report as described in Task 13,

E. Technical Briefings/Presentations
------------------------------------

The participant may be asked to prepare and present at least one annual briefing on the project at the DOE National Energy Technology Laboratory, located in Morgantown, West Virginia, or other COR-approved location.

4.3 ATTACHMENT B -- FEDERAL ASSISTANCE REPORTING CHECKLIST (JAN 1999)
---------------------------------------------------------------------

NETL F 540.3-1#
(12/1999) OPI=PS10
(Previous Editions
Obsolete)

1.   AWARDEE: ADA Environmental Solutions, LLC

2.   IDENTIFICATION NUMBER: DE-FC26-00NT41005

3. REPORT SUBMISSION ADDRESS: The requested quantity of all required report deliverables shall be submitted to the following address:

                      NETL AAD DOCUMENT CONTROL BLDG. 921
                           U.S. DEPARTMENT OF ENERGY
                     NATIONAL ENERGY TECHNOLOGY LABORATORY
                                 P.O. BOX 10940
                            PITTSBURGH, PA 15236-0940

4.   PLANNING AND REPORTING REQUIREMENTS:                                FORM NO.             FREQ.   NUMBER OF COPIES

A.   PROGRAM/PROJECT MANAGEMENT
[ ]  Federal Assistance Milestone Plan                                 DOE F 4600.3
[ ]  Milestone Log                                                     DOE F 4600.3A
[ ]  Federal Assistance Management Summary Report                      DOE F 4600.5
[X]  Federal Assistance Program/Project Status Report                  DOE F 4600.6             M            3
[X]  Financial Status Report                                        SF-269 or SF-269A           Q            3
[ ]  Federal Cash Transaction Report                                      SF-272

B.   TECHNICAL (One paper copy and one PDF electronic file copy)
[X]  Technical Progress Report                                             None                 Q            2
[X]  Topical Report                                                        None                 A            2
[X]  Final Report                                                          None                 F            2

C.   ENVIRONMENTAL
[X]  Hazardous Substance Plan                                              None                 O            3
[X]  Hazardous Waste Report                                                None                 F            3
[ ]  Environmental Compliance Plan                                         None
[ ]  Environmental Monitoring Plan                                         None
[ ]  Environmental Status Report                                           None

D.   PROPERTY
[ ]  Annual Report of Property in the Custody of Contractors            F 580.1-8
[ ]  High Risk Property Report                                          F 4440.5
[X]  Report of Termination or Completion Inventory                   SF-1428 or SF-120          FC           1

E.   EXCEPTION
[ ]  Conference Record                                                     None
[X]  Hot Line Report                                                       None                 A            2
[X]  Journal Articles/Conference Papers and Proceedings                    None                 A            2
[ ]  Software
[ ]  Other______________________________


5.   FREQUENCY CODES AND DUE DATES:

A- As required; for due date of Hot Line Report, Property Reports, and all other reports, see attached text.
C- Federal Assistance change/revision, within 15 calendar days after event. F- Final; within ninety (90) calendar days after the project period ends. FC- Final (End of Effort - No Draft); end of effort.
M- Monthly; within twenty-five (25) calendar days after end of the report period.
O-  Once after award; within thirty (30) calendar days after award.
Q- Quarterly; within thirty (30) calendar days after end of the calendar quarter or portion thereof.
S- Semiannually; within thirty (30) calendar days after end of program half-year.
Y-  Yearly; 90 calendar days after the end of calendar year.

6.   SPECIAL INSTRUCTIONS:

     The forms identified in the checklist are available at http://www.netl.doe.gov/business/forms/forms.html. Alternate formats are acceptable provided the contents remain consistent with the form. All technical reports submitted to the DOE must be accompanied by a completed and signed NETL F 2959.4 addressing patent information.

4.4 GENERAL INSTRUCTIONS FOR THE PREPARATION AND SUBMISSION OF REPORTS (MAY
1999)
--------------------------------------------------------------------------------

The Recipient shall prepare and submit (postage prepaid) the plans and reports indicated on the "Federal Assistance Reporting Checklisf" to the addressee identified on the checklist. The level of detail the Recipient provides in the plans and reports shall be commensurate with the scope and complexity of the effort and shall be as delineated in the guidelines and instructions contained herein. The prime Recipient shall be responsible for acquiring data from any contractors or sub recipients to ensure that data submitted are compatible with the data elements which prime Recipients are required to submit to DOE.

4.5 FINANCIAL STATUS REPORT (STANDARD FORM 269 OR 269A) (MAY 1999)
------------------------------------------------------------------

This report is used for the Recipient to provide regular periodic accounting of project funds expended. The accounting may be on either a cash or accrual basis. Actual total expenditures and obligations incurred, but not paid, are reported for each reporting period for each major activity. They should correlate with those identified on the "Federal Assistance Milestone Plan" when the "Federal Assistance Milestone Plan" is required. Provision is made to identify the Federal and non-Federal share of project outlays for each identified activity.

4.6 TECHNICAL REPORTS (DEC 1999)
--------------------------------

CAUTION: Technical reports SHALL NOT include limited rights data (such as restricted, proprietary or patentable information). Limited Rights Data shall be submitted in a separate proprietary appendix to the technical report. This appendix SHALL NOT be submitted in an electronic format but rather submitted in ONE ORIGINAL AND THREE (3) PAPER COPIES along with the paper version of the sanitized technical report deliverable. The appendix shall be referenced in, but not included in, the sanitized technical report deliverable under the contract. In accordance with FAR 52.227-14, Rights in Data-General, the appendix must be appropriately marked and identified.

All TECHNICAL REPORTS submitted to the DOE MUST be accompanied by a completed and signed NETL F 2050.4, addressing patent information.

4.7 FINAL TECHNICAL REPORT (MAY 1999)
-------------------------------------

The Final Report shall document and summarize all work performed during the award period in a comprehensive manner. It shall also present findings and/or conclusions produced as a consequence of this work. This report shall not merely be a compilation of information contained in subsequent quarterly, or other technical reports, but shall present that information in an integrated fashion, and shall be augmented with findings and conclusions drawn from the research as a whole.

The Recipient shall deliver a draft copy of the final report thirty (30) days after completion of the project period. The Government shall be allowed thirty
(30) days to review the draft copy and to notify the Recipient, in writing, of approval or recommended changes. If the Government does not approve or recommend changes within thirty (30) days of receipt of the draft copy, the report shall be deemed approved. The approved final report is due ninety (90) days after completion of the project period.

4.8 TOPICAL REPORT (MAY 1999)
-----------------------------

These reports usually provide a comprehensive statement of the technical results of the work performed for a specific task or subtask of the Statement of Project Objectives, or detail significant new scientific or technical advances. If required, DOE shall review and approve the report outline prior to submission of the report.

4.9 GUIDELINES FOR ORGANIZATION OF TECHNICAL REPORTS (DEC 1999)
---------------------------------------------------------------

The following sections should be included (as appropriate) in technical reports in the sequence shown. Any section denoted by an asterisk is required in all technical reports.

     TITLE PAGE* - The Title Page of the report itself must contain the following information in the following sequence:

     Report Title
     Type of Report (Quarterly, Semi-Annual, Annual, Topical, Final) Reporting Period Start Date
     Reporting Period End Date
     Principal Author{s)
     Date Report was Issued (Month [spelled out] and Year [4 digits])

     DOE Award Number (e.g., DE-FG26-99NT12345) and if appropriate, task number Name and Address of Submitting Organization (This section should also contain the name and address of significant subcontractors or subrecipients who participated in the production of the report.)

     DISCLAIMER* -- The Disclaimer must follow the title page, and must contain the following paragraph:

     "This report was prepared as an account of work sponsored by an agency of the United States Government. Neither the United States Government nor any agency thereof, nor any of their employees, makes any warranty, express or implied, or assumes any legal liability or responsibility for the accuracy, completeness, or usefulness of any information, apparatus, product, or process disclosed, or represents that its use would not infringe privately owned rights. Reference herein to any specific commercial product, process, or service by trade name, trademark, manufacturer, or otherwise does not necessarily constitute or imply its endorsement, recommendation, or favoring by the United States Government or any agency thereof. The views and opinions of authors expressed herein do not necessarily state or reflect those of the United States Government or any agency thereof."

     ABSTRACT* - should be a brief, concise summary of the report.

     TABLE OF CONTENTS*

     LlST(S) OF GRAPHICAL MATERIALS

     INTRODUCTION

     EXECUTIVE SUMMARY - this should be a well organized summary that highlights the important accomplishments of the research during the reporting period. It should be no less than one page and no more than two pages in length, and should be single spaced. This summary must be more comprehensive than the traditional "abstract."

     EXPERIMENTAL * - this should describe, or reference all experimental methods being used for the research. It should also provide detail about materials and equipment being used. Standard methods can be referenced to the appropriate literature, where details can be obtained. Equipment should be described only if it is not standard, or if information is not available thru the literature or other reference publications.

     RESULTS AND DISCUSSION* - It is extremely important that this section includes enough relevant data, especially statistical data, to allow the project manager to justify the conclusions. With the relevant data, explain how the data was interpreted and how it relates to the original purpose of the research. Be concise in the discussion on how this research effort solved or contributed to solving the original problem.

     CONCLUSION* - The conclusion should not simply reiterate what was already included in the "Results and Discussion" section. It should, however, summarize what has already been presented, and include any logical implications of how the successes are relevant to technology development in the future. This is extremely important, since "relevancy" continues to be a criteria of the program.

     REFERENCES*
     BIBLIOGRAPHY
     LIST OF ACRONYMS AND ABBREVIATIONS
     APPENDICES (IF NECESSARY)

Company Names and Logos -- Except as indicated above, company names, logos, or similar material should not be incorporated into reports.

Copyrighted Material -- Copyrighted material should not be submitted as part of a report unless written authorization to use such material is received from the copyright owner and is submitted to DOE with the report.

Measurement Units -- All reports to be delivered under this instrument shall use the SI Metric System of Units as the primary units of measure. When reporting units in all reports, primary SI units shall be followed by their U.S. Customary Equivalents in parentheses ().

The Recipient shall insert the text of this clause, including this paragraph, in all subcontracts under this award. Note: SI is an abbreviation for "Le Systeme International d'Unites."


4.10 ELECTRONIC MEDIA STANDARD FOR PREPARATION OF TECHNICAL REPORTS (DEC 1999)
--------------------------------------------------------------------------------

FILE FORMAT

     Production of high-quality, electronic documents is dependent on the quality of the input that is provided. Thus, the Recipient shall submit one good quality paper copy using either permanent or alkaline paper plus an electronic version of each technical report.


     ELECTRONIC REPORTS SHALL BE SUBMITTED IN THE ADOBE ACROBAT PORTABLE DOCUMENT FORMAT (PDF). ELECTRONIC REPORTS SUBMITTED IN A FORMAT OTHER THAN ADOBE WILL BE RETURNED AND THE REPORT CONSIDERED DELINQUENT.

     Each report shall be an integrated file that contains all text, tables, diagrams, photographs, schematics, graphs, and charts.

SUBMISSION FORMAT

     The electronic file(s} shall be submitted via diskette or CD-ROM. Diskettes or CD-ROMs must be labeled as follows:

        DOE Award Number
        Type/Frequency of Report(s)
        Reporting Period (if applicable)
        Name of submitting organization
        Name, phone number and fax number of preparer

     Diskettes -- Diskettes must be 3.5" double-sided, high-density (1.4 M Byte capacity). If file compression software is used to transmit a PDF file spanning more than one diskette, PKZIP from PKWare, Inc., is the required compression software. State the number of diskettes in the set (e.g.,

     1/3)

     CD-ROM -- The electronic file(s) may be submitted on an ISO9660-format CD-ROM.

FILE NAMING

     In naming the electronic file, the Recipient shall use the standard eight-character naming convention for the main file name, and the three character extension applicable to the software use, e.g., .pdf for Adobe.

     For the main file name, .the first five characters are the last five digits from the award number; e.g., for Award Number DE-FG26-97NT12345, the first five characters are 12345.

     The next character represents the technical report and will always be designated as "R",

     The remaining two characters indicate the chronological number of the particular type of report; e.g., Quarterly Technical Progress Reports for a 5-year award are numbered R01 through R20. Thus, the main file name for the sixth Quarterly Technical Progress Report under Award No. DE-FG26-99NT12345 would be 12345R06.PDF. If monthly, quarterly, annual, and a final technical report are required, the numbers would run from R01 through R86 (60 monthly reports, 20 quarterly reports, 5 annual reports, and 1 final report).

4.11 ENVIRONMENTAL (DEC 1999)
-----------------------------

In response to the requirements of the National Environmental Policy Act of 1969
(NEPA) and other related environmental statutes, the National Energy Technology Laboratory (NETL) requires the submission of various documents that assess the environmental aspects and projected impacts of all of its proposed actions. These documents may include the following: (1) Hazardous Substance Plan, (2) Hazardous Waste Report, (3) Environmental Compliance Plan, (4) Environmental Monitoring Plan, and (5) Environmental Status Reports.

The environmental information provided in these documents will enable NETL to fulfill its responsibilities under NEPA (additional information about the requirements of the National Environmental Policy Act can be found in the DOE NEPA Compliance Guide and 10 CFR 1021) and to monitor the Recipient's compliance with other environmental regulations. The implementation of any task associated with a proposed action will be dependent upon DOE completing necessary NEPA documentation. Therefore, to minimize the risk of project delays, it is imperative that these reports be submitted in a timely manner.

The information contained herein specifies the basic environmental requirements for this award, but it is not to be interpreted as containing all necessary information for any given project. Likewise, certain aspects of the requirements may not be applicable. Accordingly, the level of information provided should be sufficient for DOE to assess the environmental implications of the proposed action.

4.12 HAZARDOUS SUBSTANCE PLAN (MAY 1999)
----------------------------------------

The Recipient shall submit a Hazardous Substance Plan not later than thirty (30) days after initial award. The Plan shall specifically identify each Hazardous Substance (as defined under 40 CFR 261, Subpart D, entitled Lists of Hazardous Wastes) anticipated to be purchased, utilized or generated in the performance of this award. For each such Hazardous Substance identified, the Plan shall specifically provide the following information:

     Description of Substance/Chemical
     EPA Hazardous Waste Number
     EPA Hazard Code
     Anticipated Quantity to be purchased, utilized or generated

     Anticipated Hazardous Waste Transporter
     Anticipated Hazardous Waste Disposal Facility Contractor and Location (City/Municipality,State)
     Anticipated Treatment Method

4.13 HAZARDOOUS WASTE REPORT (MAY 1999)
---------------------------------------

The Recipient shall submit a Hazardous Waste Report at the completion of award performance. The Report shall specifically identify each Hazardous Waste (as defined under 40 CFR 261, subpart d, entitled Lists of Hazardous Wastes) actually utilized, or generated in the performance of this award. For each such Hazardous Waste identified, the Report shall specifically provide the following information:

     Description of substance/Chemical
     EPA Hazardous Waste Number
     EPA Hazard Code
     Actual Quantity Disposed
     Actual Hazardous Waste Transporter
     Actual Hazardous Waste Disposal Facility Contractor and Location (City/Municipality, State)
     Actual Disposal Date
     Actual Treatment Method

The Hazardous Waste Report is intended as a final reconciliation of anticipated versus actual Hazardous Substances purchased, utilized, or generated in the performance of this award.

4.14 PROPERTY REPORTS (DEC 1999)
--------------------------------

The NETL Property Handbook entitled "Management of Government Property in the Possession of Contractors," contains forms, instructions, and suggested formats for submission of property reports. This handbook can be found at http://www.netl.doe.gov/business/index.html

4.15 REPORT OF TERMINATION OR COMPLETION INVENTORY (SF-1428 AND SF-120) (MAY
1999)
--------------------------------------------------------------------------------

This report submitted on the SF-1428 and SF-120 is due immediately upon completion or termination of the award. The Recipient is required to perform and cause each subcontractor to perform a physical inventory, adequate for disposal purposes, of all Government property applicable to the award.

4.16 REPORT OF TERMINATION OR COMPLETION INVENTORY (SF-1428 AND SF-120) (MAY
1999)
--------------------------------------------------------------------------------

The "Hot Line Report" may be used to report a major breakthrough in research, development, or design; an event causing a significant schedule slippage or cost growth; an environmental, safety and health violation; achievement of or failure to achieve an important technical objective; or any requirement for quickly documented direction or redirection. The report shall be submitted by the most rapid means available, usually electronic, and should confirm telephone conversations with DOE representatives. Identification as a "Hot Line Report" serves notice at each link in the delivery chain that expedition in handling is required. Unless otherwise agreed by the parties involved, DOE is expected to take action and respond in a similarly timely manner. The report should include:

        1.  Recipient's name and address;
        2.  Award title and number;
        3.  Date;
        4.  Brief statement of problem or event;
        5.  Anticipated impacts; and
        6.  Corrective action taken or recommended.

Hot line reports shall document the incidents listed below:

     1. Any single fatality or injuries requiring hospitalization of five or more individuals is to be immediately reported.

     2. Any significant environmental permit violation is to be reported as soon as possible, but within 24 hours of the discovery of the incident.

     3. Other incidents that have the potential for high visibility in the media are to be reported as quickly as possible, but within 24 hours following discovery.

     4. Any failure resulting in damage to Government-owned equipment in excess of $50,000 is to be reported as quickly as possible, but within 24 hours of the discovery of the failure.

     5. Any unplanned event which is anticipated to cause a schedule slippage or cost increase significant to the project is to be reported within 24 hours.

     6. Any verbal or written Notice of Violation of any Environmental, Safety, and Health statutes arising from the performance of this award is to be immediately reported.

     7. Any accidental spill or release which is in violation of any Environmental, Safety, and Health statutes arising from the performance of this award is to be immediately reported, but within 24 hours of the discovery of the accident.

     8. Any incident which causes a significant process or hazard control system failure, or is indicative of one which may lead to any of the above defined incidents, is to be reported as soon as possible, but within 5 days of discovery.

The requirement to submit Hot Line Reports for the incidents identified in 1, 2, 3, 6, or 7 is for the sole purpose of enabling DOE officials to respond to questions relating to such events from the media and other public.

When an incident is reported in accordance with 4, 5, 6, 7, or 8, the Recipient shall conduct an investigation of its cause and make an assessment of the adequacy of resultant action. A written report is required no later than ten
(10) calendar days following the incident and shall include an analysis of the pertinent facts regarding the cause, and a schedule of the remedial events and time periods necessary to correct the action.

When an event results in the need to issue a written or verbal statement to the local media, the statement is to be cleared first; if possible, and coordinated with NETL Management and Communications Division, the Contracting Officer Representative (COR) and the Contracting Officer.

4.17 ATTACHMENT C -- BUDGET PAGES (APR 1999)
--------------------------------------------



                                                    U.S. DEPARTMENT OF ENERGY
DOE F 4600.4#                                                                                                            OMB Control
(09-92)                                                                                                                       1910-0
Replaces EIA-459CF                             Federal Assistance Budget Information
All Other Editions
Obsolete

                                                  OMB Burden Disclosure Statement
                                                  -------------------------------

Public reporting burden for this collection of information is estimated to average 1.87 hours per response, including time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information.  Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to Office of Information Resources Management, AD-241.1- GTN, Paperwork Reduction
Project (1910-0400), U.S. Department of Energy, 1000 Independence Avenue, S.W., Washington, DC 20585; and to the Office of
Management and budget (OMB), Paperwork Reduction Project (1910-0400), Washington, DC 20503.

------------------------------------------------------------------------------------------------------------------------------------

1.  Program/Project Identification No.                       1.  Program/Project Title   Field Test Program to Develop Comprehensive
                                                                     Design, Operating and Cost Data for Mercury Control Systems on
                                                                     Non-scrubbed Coal-Fired Boilers
------------------------------------------------------------------------------------------------------------------------------------
3.  Name and Address    U.S. Department of Energy, National Energy Technology Laboratory         4.  Program/Project Start Date
                        P.O. Box 10940                                                                  10/1/2000
                        Pittsburgh, PA 15236-0940                                                -----------------------------------
                                                                                                 5.  Completion Date
                                                                                                       9/30/2003
------------------------------------------------------------------------------------------------------------------------------------

                                                    SECTION A - BUDGET SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
Grant Program                                  Estimated Unobligated Funds                          New or Revised Budget
 Function or            Federal                ----------------------------          ----------------------------------------------
  Activity            Catalog No.              Federal          Non-Federal          Federal            Non-Federal          Total
    (a)                  (b)                     (c)                (d)                (e)                 (f)                (g)
------------------------------------------------------------------------------------------------------------------------------------
1. Fossil Energy       81.089                 $                 $                  $4,542,563           $2,237,383        $6,779,946
    R&D
------------------------------------------------------------------------------------------------------------------------------------
2.
------------------------------------------------------------------------------------------------------------------------------------
3.
------------------------------------------------------------------------------------------------------------------------------------
4.
------------------------------------------------------------------------------------------------------------------------------------
5.  TOTALS                                    $                  $                 $4,542,563           $2,237,383        $6,779,946
------------------------------------------------------------------------------------------------------------------------------------
                                                   SECTION B - BUDGET CATEGORIES
------------------------------------------------------------------------------------------------------------------------------------
                                                       Grant Program, Function or Activity
                                                       -----------------------------------
                                        (1) Fossil                                                                       Total
6.  Object Class Categories             Energy R&D     (2)           (3)             (4)                                 (5)
------------------------------------------------------------------------------------------------------------------------------------
  a.  Personnel                       $   799,527       $          $             $                                  $    779,527
------------------------------------------------------------------------------------------------------------------------------------
  b.  Fringe Benefits
------------------------------------------------------------------------------------------------------------------------------------
  c.  Travel                              235,445                                                                        235,445
------------------------------------------------------------------------------------------------------------------------------------
  d.  Equipment                           399,100                                                                        399,100
------------------------------------------------------------------------------------------------------------------------------------
  e.  Supplies                            447,700                                                                        447,700
------------------------------------------------------------------------------------------------------------------------------------
  f.  Contractual                       1,488,132                                                                      1,488,132
------------------------------------------------------------------------------------------------------------------------------------
  g.  Construction
------------------------------------------------------------------------------------------------------------------------------------
  h.  Other                                                                                                               20,200
------------------------------------------------------------------------------------------------------------------------------------
  i.  Total Direct Charges              3,499,504                                                                      3,499,504
------------------------------------------------------------------------------------------------------------------------------------
  j.  Indirect Charges                  3,280,442                                                                      3,280,442
------------------------------------------------------------------------------------------------------------------------------------
  k.  TOTALS                          $ 6,779,946       $          $             $                                  $  6,779,946
------------------------------------------------------------------------------------------------------------------------------------
7.  Program Income                    $                 $          $             $                                  $
------------------------------------------------------------------------------------------------------------------------------------

ATTACHMENT D-- RECIPIENT ACQUIRED PROPERTY
------------------------------------------

Humidification System               $215,100
Sorbent Injection System            $112,700
Lances (4 sets at $46,000)          184,000